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The issuer has filed a registration statement (including a prospectus) with the
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relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these
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Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is for your information and none of Merrill Lynch, Pierce, Fenner
& Smith Incorporated, Countrywide Securities Corporation, PNC Capital Markets
LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (the
"Underwriters") are soliciting any action based upon it. The Underwriters and
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have long or short positions in, and buy and sell, the securities mentioned
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ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3, CLASS XP

PRICE/YIELD                                                                      Base                5.8 CDR
------------ ------------------------------------------------------------------- ------------------- ---------------------
GIVEN:                                                                           0 CPR, 0 CDR,       0 CPR, 0 FOR 12
PRICE                                                                            0%SEV,              5.8 CDR, 35%SEV,
                                                                                 ADV0%P&I,0MO(S)     ADV100%P...
                                                                                 LAG...
------------ ------------------------------------------------------------------- ------------------- ---------------------

3.0598       Yield                                                                           5.4105                5.4103
------------ ------------------------------------------------------------------- ------------------- ---------------------
             WAL                                                                               6.23                  6.23
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Spread @ Center                                                                     68                    68
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Principal Window                                                                    NA                    NA
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Principal Writedown                                                       0.00 (0.00%)          0.00 (0.00%)
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Accum Int Shortfall                                                               0.00                  0.00
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Accum Coup Cap Shortfall                                                            NA                    NA
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Min Credit Support Pct                                                            0.00                  0.00
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Maturity #mos                                                                       96                    96
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Mod Durn                                                                         3.213                 3.213
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Mod Convexity                                                                    0.166                 0.166
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Total Collat Loss(Entitled)                                               0.00 (0.00%)        322,932,276.28
                                                                                                                 (13.32%)
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Total Collat Loss w/ History(Entitled)                                    0.00 (0.00%)        322,932,276.28
                                                                                                                 (13.32%)
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Total Collat Liquidation(Entitled)                                        0.00 (0.00%)        911,725,107.47
                                                                                                                 (37.60%)
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Prepay Rate                                                                      0 CPR                 0 CPR
------------ ------------------------------------------------------------------- ------------------- ---------------------
             YMP                                                                         Incl pnlty            Incl pnlty
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Prepay Penalty Haircut(%)                                                            0                     0
------------ ------------------------------------------------------------------- ------------------- ---------------------
             No Prepay if L/O Pts >                                                  During Lockout        During Lockout
------------ ------------------------------------------------------------------- ------------------- ---------------------
             No Prepay if L/O YM >                                                   During Lockout        During Lockout
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Default Rate                                                                     0 CDR      0 for 12 5.8 CDR
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Default Severity                                                             0 Percent            35 Percent
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Servicer Advance                                                         All but newly  All but newly liqdtd
                                                                                             liqdtd
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Advance (% of P&I)                                                                   0                   100
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Recovery Lag                                                                         0                    12
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Recovery Time Series                                                               100                   100
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Rate During Init Recov Lag                                                           0                     0
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Severity During Init Recov Lag                                                       0                     0
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Extension (#mos)                                                                     0                     0
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Extension %                                                                        100                   100
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Coupon Stepup                                                                        0                     0
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Amort Type                                                          By pre-exten rules    By pre-exten rules
------------ ------------------------------------------------------------------- ------------------- ---------------------
             CMT_3MO                                                                         4.8895                4.8895
------------ ------------------------------------------------------------------- ------------------- ---------------------
             CMT_6MO                                                                         4.8710                4.8710
------------ ------------------------------------------------------------------- ------------------- ---------------------
             CMT_2YR                                                                         4.8090                4.8090
------------ ------------------------------------------------------------------- ------------------- ---------------------
             CMT_3YR                                                                         4.7350                4.7350
------------ ------------------------------------------------------------------- ------------------- ---------------------
             CMT_5YR                                                                         4.7110                4.7110
------------ ------------------------------------------------------------------- ------------------- ---------------------
             CMT_10YR                                                                        4.7750                4.7750
------------ ------------------------------------------------------------------- ------------------- ---------------------
             CMT_30YR                                                                        4.9190                4.9190
------------ ------------------------------------------------------------------- ------------------- ---------------------

------------ ------------------------------------------------------------------- ------------------- ---------------------
Yield        Mat   1MO    3MO    6MO    2YR    3YR    5YR   10YR   30YR
Curve
------------ ------------------------------------------------------------------- ------------------- ---------------------
             Yld 4.793 4.8895 4.8710 4.8090 4.7350 4.7110 4.7750 4.9190
------------ ------------------------------------------------------------------- ------------------- ---------------------

------------ ------------------------------------------------------------------- ------------------- ---------------------

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3, CLASS XP

PRICE/YIELD  5.9 CDR               6 CDR
------------ --------------------- ---------------------
GIVEN:       0 CPR, 0 FOR 12       0 CPR, 0 FOR 12
PRICE        5.9 CDR, 35%SEV,      6 CDR, 35%SEV,
             ADV100%P...           ADV100%P&I...

------------ --------------------- ---------------------

3.0598                     5.4100                5.4087
------------ --------------------- ---------------------
                             6.23                  6.23
------------ --------------------- ---------------------
                               68                    68
------------ --------------------- ---------------------
                               NA                    NA
------------ --------------------- ---------------------
                     0.00 (0.00%)          0.00 (0.00%)
------------ --------------------- ---------------------
                             0.00                  0.00
------------ --------------------- ---------------------
                               NA                    NA
------------ --------------------- ---------------------
                             0.00                  0.00
------------ --------------------- ---------------------
                               96                    96
------------ --------------------- ---------------------
                            3.213                 3.213
------------ --------------------- ---------------------
                            0.166                 0.166
------------ --------------------- ---------------------
                   327,319,476.00        331,672,090.81
                         (13.50%)              (13.68%)
------------ --------------------- ---------------------
                   327,319,476.00        331,672,090.81
                         (13.50%)              (13.68%)
------------ --------------------- ---------------------
                   924,123,070.38        936,423,706.89
                         (38.11%)              (38.62%)
------------ --------------------- ---------------------
                            0 CPR                 0 CPR
------------ --------------------- ---------------------
                       Incl pnlty            Incl pnlty
------------ --------------------- ---------------------
                                0                     0
------------ --------------------- ---------------------
                   During Lockout        During Lockout
------------ --------------------- ---------------------
                   During Lockout        During Lockout
------------ --------------------- ---------------------
                 0 for 12 5.9 CDR        0 for 12 6 CDR
------------ --------------------- ---------------------
                       35 Percent            35 Percent
------------ --------------------- ---------------------
             All but newly liqdtd  All but newly liqdtd

------------ --------------------- ---------------------
                              100                   100
------------ --------------------- ---------------------
                               12                    12
------------ --------------------- ---------------------
                              100                   100
------------ --------------------- ---------------------
                                0                     0
------------ --------------------- ---------------------
                                0                     0
------------ --------------------- ---------------------
                                0                     0
------------ --------------------- ---------------------
                              100                   100
------------ --------------------- ---------------------
                                0                     0
------------ --------------------- ---------------------
               By pre-exten rules    By pre-exten rules
------------ --------------------- ---------------------
                           4.8895                4.8895
------------ --------------------- ---------------------
                           4.8710                4.8710
------------ --------------------- ---------------------
                           4.8090                4.8090
------------ --------------------- ---------------------
                           4.7350                4.7350
------------ --------------------- ---------------------
                           4.7110                4.7110
------------ --------------------- ---------------------
                           4.7750                4.7750
------------ --------------------- ---------------------
                           4.9190                4.9190
------------ --------------------- ---------------------

------------ --------------------- ---------------------
Yield
Curve
------------ --------------------- ---------------------

------------ --------------------- ---------------------

------------ --------------------- ---------------------